Exhibit 10.1

PETMED EXPRESS, INC.
2022 EMPLOYEE EQUITY COMPENSATION PLAN

(amending and restating the PetMed Express, Inc.
2022 Employee Equity Compensation Restricted Stock Plan)

1. PURPOSE OF PLAN
The purpose of the PetMed Express, Inc. 2022 Employee Equity Compensation Plan f/k/a the 2022 Employee Equity Compensation Restricted Stock Plan (the "2022 Plan"), which is being established by PetMed Express, Inc. on behalf of itself, its subsidiaries and affiliates (collectively, the "Company"), is to secure and retain employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2. STOCK SUBJECT TO THE 2022 PLAN; TYPES OF AWARDS
The shares that may be awarded under the 2022 Plan (without payment by participants) shall be the common stock, par value $.001 per share, of the Company (“Common Stock”), and shall be authorized, but un-issued, shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 1,000,000 shares. Shares of Common Stock forfeited as a result of a participant's termination of employment or other conditions of the award not being met shall again become available for award under the 2022 Plan.

The following types of awards may be granted under the 2022 Plan:

(a)Restricted Stock, which means shares of Common Stock that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the completion of a period of service or satisfaction of other conditions (which may include the achievement of performance goals established by the Committee).
(b)Restricted Stock Units, which means the right to receive a share of Common Stock for each Restricted Stock Unit, or a cash payment the value of which is equal to the fair market value of one share of Common Stock, in each case upon completion of a period of service or satisfaction of other conditions (subject to any applicable deferral election that may be authorized by the Company).
(c)Performance Stock Units, which means the right to receive a share of Common Stock for each Performance Stock Unit, or a cash payment the value of which is equal to the fair market value of one share of Common Stock, in each case upon achievement of performance goals (subject to any applicable deferral election that may be authorized by the Company). Performance Stock Units may condition the right to receive a share of Common Stock on the completion of a period of service in addition to the achievement of performance goals.
3. ADMINISTRATION
The 2022 Plan shall be administered by the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the 2022 Plan.

The Committee shall have the sole authority to (i) make grants of awards under the 2022 Plan; (ii) consistent with the 2022 Plan, determine the terms and conditions of each award; (iii) interpret the 2022 Plan and the instruments evidencing awards granted under the 2022 Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the 2022 Plan; and (v) generally administer the 2022 Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee, including through electronic consent, shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

All employees, including officers, of the Company who are, from time to time, responsible for the management, growth and protection of the business of the Company shall be eligible for awards under the 2022 Plan. No member of the Board of Directors of the Company shall be eligible to participate in the 2022 Plan unless such director is also an employee of the Company. The employees who shall receive awards under the 2022 Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the type of award to grant such employee and the number of shares (or cash compensation) that may be paid with respect to each award. The Committee may, within the terms of the 2022 Plan, be selective and non-uniform with respect to its determination of the amount of awards, type of awards and the eligible employees to whom such awards are made.

As a condition to the grant of an award under the 2022 Plan, each eligible employee selected to participate shall execute and deliver to the Company, including through electronic medium, an agreement evidencing the award, in form and substance satisfactory to the Committee, reflecting the conditions and restrictions imposed upon the award..

5. TERMS OF RESTRICTED STOCK AWARDS
(a)Rights with respect to Shares. A participant to whom an award of Restricted Stock has been made under the 2022 Plan will have all of the rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive, subject to the following sentence, such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of the Company’s stockholders. As a condition to the grant of the award under the 2022 Plan, and without limiting the provisions of Section 5(c) hereof, dividends, if any, as may be declared on such shares of Common Stock shall be deposited into an escrow or similarly segregated account, and disbursement of such dividends to the participant will occur only upon the delivery of the shares of Common Stock to which such dividends relate, and in the event the shares of Common Stock to which such dividends relate are forfeited, the participant’s right to receive disbursement of such dividends will be forfeited and the amount of the dividends shall be returned to the Company.
(b)Terms, Conditions and Restrictions. In addition to such other terms, conditions, restrictions, and performance goals as may be imposed by the Committee and contained in the instrument under which awards of Restricted Stock are made pursuant to the 2022 Plan, (i) no Restricted Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph (e) below, the recipient of the award shall remain in the employ of the Company during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.
(c)Transferability Restriction. No share awarded under the 2022 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.
(d)Certificates; Stock Legend. Shares of Restricted Stock granted under the 2022 Plan shall be evidenced by certificates or book entries in the books of the Company (or, as applicable, its transfer agent). Certificates or book entries evidencing shares of Restricted Stock shall be registered in the name of the participant, shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares and the Company may, in its sole discretion, retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.
(e)Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, unless otherwise specified by the Committee:

(i)	the expiration of the Restriction Period and, if applicable, the satisfaction of any performance goals specified in the applicable award agreement;

(ii)	the participant's total and permanent Disability (as defined below); or

(iii)	the participant's death.

“Disability” means the employee’s inability to substantially perform his or her duties in his or her normal and regular manner, with reasonable accommodation, for more than ninety (90) days (whether consecutive or not) in any twelve (12) month period, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and employee or, if the parties cannot agree, by a physician selected by agreement of a physician designated by the Company and a physician designated by the employee. Employee shall submit to a reasonable number of examinations by the physician making the determination of Disability, and employee hereby authorizes the disclosure and release of all supporting medical records to the Company.

Certificates or book entries evidencing shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

6. TERMS OF RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS
(a)Terms and Conditions. Subject to the terms of this 2022 Plan, the Committee will determine all terms and conditions of each award of Restricted Stock Units and Performance Stock Units, including but not limited to: (i) the number of Shares to which such Award relates; (ii) for Performance Stock Units, the performance goals that must be achieved to earn the award, during such period as the Committee specifies; (iii) the length of the vesting or performance period and, if different, the date on which payment of the benefit provided under the award will be made; and (iv) whether to settle such awards in cash, in shares, or in a combination of cash and shares.
(b)Performance Goals. The performance goals for Performance Stock Units may include, but are not limited to, the performance of the Company or any one or more of its subsidiaries, affiliates or its or their business units (or any combination thereof) with respect to the following measures: net income;, operating income; pretax earnings; earnings per share; share price, including growth measures and total stockholder return; earnings before interest and taxes and related margin; earnings before interest, taxes, depreciation and/or amortization and related margin; sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; gross or operating profit or margins; cash flow, and any combination of any of the foregoing business criteria. Performance goals may also relate to an employee’s individual performance.
The Committee reserves the right to adjust performance goals, or modify the manner of measuring or evaluating a performance goal, for any reason it determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws, regulations, or accounting principles; and (iv) excluding any accruals of amounts related to payments under the 2022 Plan or any other compensation arrangement maintained by the Company or an affiliate.
(c)No Stockholder Rights; Dividend Equivalents. Holders of Restricted Stock Units and Performance Stock Units shall not have any rights as stockholders of the Company with respect to such awards (including no voting rights or rights to receive dividends) unless and until shares of Common Stock are issued upon settlement of such awards. However, the Committee may, in its discretion, provide holders of Restricted Stock Units and Performance Stock Units with the right to receive payment equal to the amount of dividends they would have received if their units had instead been outstanding shares, and such dividend equivalents will either, at the discretion of the Committee, be (i) accumulated and paid, in cash or shares in the Committee’s discretion, at the same time and to the same extent that the underlying Restricted Stock Unit or Performance Stock Unit award vests or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the Restricted Stock Unit or Performance Stock Unit award to which the dividend equivalent relates. For clarity, in no event will an employee receive a dividend equivalent payment unless, until and to the same extent as the underlying Restricted Stock Unit or Performance Stock Unit award vests and is paid.

7. TERMS APPLICABLE TO ALL AWARDS
(a)Investment Representation. If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the 2022 Plan are not registered under the Securities Act of 1933, as amended, pursuant to an exemption from registration, such employee, if the Committee shall deem it advisable, may be required to represent and agree by written or electronic instrument (i) that any shares of Common Stock acquired by such employee pursuant to the 2022 Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.
(b)Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise provided in an award agreement or specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise before the Change of Control, any Restriction Period and restrictions imposed on Restricted Stock shall terminate, and all Restricted Stock Units and Performance Stock Units shall immediately vest (assuming, with respect to Performance Stock Units for which the performance period has not expired as of the Change of Control date, that the target performance goals have been met) and be settled in accordance with the terms of the award agreement, in all cases as of immediately prior to the occurrence of the Change of Control.
For purposes of the 2022 Plan, a "Change of Control" of the Company shall be deemed to have occurred if:

(i) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

(ii) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 7(b)(ii), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 7(b)(iii); or

(iii) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after and as the sole result of the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the delivery as of such date of any forfeited Restricted Stock and payment with respect to any previously forfeited Restricted Stock Units or Performance Stock Units as though such employee were employed on the date of the Change of Control.

(c)Withholding. The Company shall have the right to deduct from payments of any kind due to the participant (whether due hereunder or otherwise), any federal, state or local taxes of any kind or any other amounts required by law to be withheld with respect to the grant, vesting, or settlement of an award.
(d)Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate.

8. MISCELLANEOUS

(a) No Right to Receive Award. Nothing in the 2022 Plan shall be construed to give any employee of the Company any right to receive an award under the 2022 Plan.

(b) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which the shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine the shares of Common Stock or the Company shall declare a stock dividend, (iii) the Company shall effect a cash dividend the amount of which, on a per share basis, exceeds ten percent (10%) of the fair market value of a share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution in the form of cash, or a repurchase of shares, that the Board of Directors determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2022 Plan, then the Company shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2022 Plan, adjust any or all of the number and type of shares subject to this 2022 Plan under Section 2, the number and type of shares subject to outstanding awards, and the performance goals of an award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Committee.

Any shares of Common Stock or other securities of the Company received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Restricted Stock shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

(c) No Effect on Employment Rights. Nothing in the 2022 Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Company.

(d) Governing Law. All provisions of the 2022 Plan shall be construed in accordance with the laws of Florida except to the extent preempted by federal law.

(e) No Restriction on Corporate Action. Nothing contained in the 2022 Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in the best interest, whether or not such action would have an adverse effect on the 2022 Plan or any shares of Common Stock granted under the 2022 Plan. No employee, non-employee director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

9. EFFECTIVE DATE OF 2022 PLAN

The 2022 Plan originally became effective on July 28, 2022, which is the date on which is was approved by the Shareholders of the Company.  This 2022 Plan is an amendment and restatement of the originally adopted plan, and such amendment and restatement was adopted and approved by the Board of Directors of the Company on June ____, 2023.

10. AMENDMENTS

The Committee may amend or terminate the 2022 Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of The Nasdaq Stock Market. The Committee shall not have the right to amend the 2022 Plan to:

(a)	except as provided in paragraph 8(b) of the 2022 Plan, increase the maximum number of shares reserved for purposes of the 2022 Plan;

(b)	extend the duration of the 2022 Plan; or

(c)	materially increase the benefits accruing to participants under the 2022 Plan.

Any amendment or alteration to the 2022 Plan which impairs the rights of any participant with respect to an outstanding award is not effective unless written or electronic consent from the participant is obtained.

The Committee may modify, amend or cancel any award granted under the 2022 Plan; provided that, except as otherwise expressly provided in the 2022 Plan or the award agreement, any modification or amendment that materially diminishes the rights of a participant in the 2022 Plan or the cancellation of an award shall be effective only if agreed to by the participant, but the Committee need not obtain participant consent for the modification, amendment or cancellation of an award as follows: (A) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Company’s shares are then traded; (B) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (C) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant (or any other person(s) as may then have an interest. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an award intended to be exempt from Code Section 409A (as defined below) to continue to be so exempt, or to enable an award intended to comply with Code Section 409A to continue to so comply.

11. DURATION AND TERMINATION

This 2022 Plan shall terminate on, and no further awards may be granted hereunder after, July 28, 2032. In addition, the Committee may terminate the 2022 Plan at any time prior thereto. The termination of this 2022 Plan shall not, however, affect the validity or terms and conditions of any award properly granted hereunder before the date of termination.

12. COMPLIANCE WITH SECTION 16(B) AND CODE SECTION 409A

The 2022 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 2022 Plan. Any provision of the 2022 Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company. Any award granted under the 2022 Plan shall be provided or made in such manner and at such time as to either make the award exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), to avoid a plan failure described in Code Section 409A, and the provisions of Code Section 409A are incorporated into the 2022 Plan to the extent necessary for any award that is subject to Code Section 409A to comply therewith. For purposes of an award that is subject to Code Section 409A, if a participant’s termination of employment or service triggers the payment of compensation under such award, then the participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in the 2022 Plan or an award to the contrary, if any participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.